Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Media Relations: Charles Coleman, (626) 302-7982

www.edisonnews.com

Investor Relations: Scott Cunningham, (626) 302-2540

www.edisoninvestor.com

Edison International Announces Pricing of $2.7 Billion

of Senior Notes by its Edison Mission Energy Unit

ROSEMEAD, Calif., May 1, 2007 — Edison International (NYSE:EIX) announced today that Edison Mission Energy (EME), an indirect subsidiary of its Edison Mission Group (EMG) subsidiary, has priced $1,200,000,000 aggregate principal amount of its senior notes due 2017 (the “Tranche A Notes”), has priced $800,000,000 aggregate principal amount of its senior notes due 2019 (the “Tranche B Notes”) and has priced $700,000,000 aggregate principal amount of its senior notes due 2027 (the “Tranche C Notes” together with the Tranche A Notes and Tranche B Notes, the “Senior Notes”).  The interest rate on the Tranche A Notes, the interest rate on the Tranche B Notes and the interest rate on the Tranche C Notes will be 7.00%, 7.20% and 7.625%, respectively.

EME intends to use the net proceeds of the offering, together with cash on hand, to (1) consummate its previously announced cash tender offer and consent solicitation for any and all $600,000,000 of its outstanding 7.73% Senior Notes due June 15, 2009, (2) make a dividend to its immediate parent, Mission Energy Holding Company (MEHC), to provide the funds to consummate MEHC’s previously announced cash tender offer and consent solicitation for any and all $799,957,000 of its outstanding 13.50% Senior Secured Notes due 2008, (3) make a capital contribution to its subsidiary, Midwest Generation, LLC (MWG), to provide the funds to consummate MWG’s previously announced cash tender offer and consent solicitation for any and all $1,000,000,000 of its outstanding 8.75% Second Priority Senior Secured Notes due 2034 and to repay all amounts outstanding under MWG’s secured term loan facility, and (4) pay for tender and consent fees related to the tender offers and consent solicitations and fees and expenses related to the offering. The offering of the Senior Notes, which is expected to close on or about May 7, 2007, is conditioned on, among other things, the concurrent or substantially concurrent consummation of each tender offer and consent solicitation that has not been terminated pursuant to its terms.

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EDISON INTERNATIONAL ANNOUNCES PRICING OF EME NOTES

The Senior Notes will be offered and sold within the United States only to qualified institutional buyers in compliance with Rule 144A under the Securities Act of 1933 and outside the United States in compliance with Regulation S under the Securities Act.  The Senior Notes will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This announcement is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the Senior Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.

This press release includes forward-looking statements. Edison International has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this press release and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison International’s control. Edison International has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This press release should be read in conjunction with the Annual Reports on Form 10-K and the Current Reports on Form 8-K filed this calendar year by Edison International and each of EME, MWG and MEHC.

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Rosemead, Calif.-based Edison International (NYSE:EIX) is an electric power generator and distributor, and an investor in infrastructure and renewable energy projects with assets totaling more than $36 billion. The company is comprised of a regulated utility, Southern California Edison, and an unregulated group of business units, EMG.  The California Public Utilities Commission does not regulate the terms of EMG’s products and services.